UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report

 Pursuant to Section 13 or 15(d) of
 the Securities Exchange Act of 1934

Date of Report: February 22, 2012

MIDAS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

01-13409	36-4180556
(Commission File Number)	(IRS Employer Identification No.)
1300 Arlington Heights Road, Itasca, Illinois	60143
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 438-3000

Item 7.01           Regulation FD Disclosure

Midas, Inc. (NYSE: MDS) received notice on Jan. 3, 2012, that its European licensee, MESA S.p.A., had filed suit in the Court of Appeal in Milan, Italy, claiming that Midas is in breach of the 1998 license agreement and agreement for strategic alliance, under which MESA operates the Midas automotive service business in Europe.  As part of that suit, MESA seeks a declaratory judgment suspending MESA’s obligation to pay 80 percent of future royalty payments owed to Midas under the license agreement.

MESA has failed to pay its full royalty payments due Midas under the license agreement by paying only 20 percent of its royalties due in the months of January and February 2012.

As a result, Midas has filed a complaint in Circuit Court of Cook County (Chicago), Illinois, against MESA, claiming breach of contract and seeking a declaratory judgment requiring MESA to continue to pay the full amount of its royalties to Midas.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused the report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 22, 2012	MIDAS, INC.

		By:	/s/ William M. Guzik
William M. Guzik
Chief Financial Officer